Exhibit 23.5






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-109522) of our report dated September 15, 2003 on our audit of the consolidated financial statements of Clayborn Contracting Group, Inc. We also consent to the reference to our Firm under the caption "Experts."



                                               /s/Burnett + Company LLP

Rancho Cordova, California
March 31, 2004